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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event Reported) June 13, 1996

                                COLUMBIA BANCORP
             (Exact name of registrant as specified in its charter)

                                    0-27938                    93-1193156
         Oregon                   (Commission               (I.R.S. Employer
(State of Incorporation)          File Number)           Identification Number)

                              316 East Third Street
                            The Dalles, Oregon 97058
                    (Address of principal executive offices)

                                 (541) 298-6647
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)
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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         1. Acquisition of Klickitat Valley Bank. Effective June 13, 1996 Columbia Bancorp, acquired 100% of the issued and outstanding stock of Klickitat Valley Bank ("KVB"), a banking corporation organized under the laws of the State of Washington. The acquisition was accomplished through a Plan of Merger of May 13, 1996, under which KVB merged with and into Interim Bank, Inc., a wholly-owned subsidiary of Columbia Bancorp. The shareholders of KVB approved the acquisition at a special meeting held on June 11, 1996.

         Former shareholders of KVB, except those exercising dissenters' rights and holders of fractional shares, shall receive 8.5 shares of Columbia Bancorp common stock for each share of KVB stock held by the shareholders as of the June 13 effective date. Dissenters and holders of fractional shares shall be paid in cash. Columbia Bancorp shall issue the shares to former KVB shareholders on or about July 19, 1996. KVB is now the second wholly-owned subsidiary of Columbia Bancorp.

         On or after June 13, 1996 two members of the Columbia Bancorp Board of Directors shall join the Board of Directors of KVB, and two members of the KVB Board shall join the Board of Directors of Columbia Bancorp.

         2. Bank Branch in Bend, Oregon. Columbia River Banking Company ("CRBC"), a wholly-owned subsidiary of Columbia Bancorp, intends to open a new bank branch in Bend, Oregon. The branch will be initially staffed by four employees in a building to be acquired either by CRBC or by Columbia Bancorp. The branch will offer customary depository and lending services. CRBC expects that the new branch will be open by the latter half of July, 1996.

ITEM 5. OTHER EVENTS

         1. Management Contracts.

         Terry L Cochran, age 51, the president and Chief Executive Officer of Columbia Bancorp and of its subsidiary CRBC, has entered into a new contract of employment with CRBC, under which his former scheduled retirement date of April 30, 1997 has been extended indefinitely.

         Wesley A. Kangas, age 53, the president and Chief Executive Officer of KVB, has entered into an Employment Agreement with KVB allowing Mr. Kangas to take early retirement on a date between January 1, 1997 and July 31, 1998. Under a separate Deferred Compensation Agreement, Mr. Kangas shall receive a post-retirement deferred compensation payment of $180,000, and certain post-retirement benefits until Mr. Kangas reaches the age of 60. Mr. Kangas is also to receive severance payments from KVB in the event he is terminated without cause by KVB prior to retirement. The severance payments would be equal to $95,000 per year for the first two years after termination plus $60,000 per year until Mr. Kangas reaches age 60. The Employment Agreement and the Deferred Compensation Agreement replace the Wesley A. Kangas Change of Control Protection Agreement of September 26, 1995 between Mr. Kangas and KVB.

ITEM 7. EXHIBITS

         Financial statements for the acquisition of KVB described under Item 2 above, including a manually signed accountants' report, and pro forma financial information, are included in the Form S-4/3rd Amended filed by Columbia Bancorp with the SEC on May 24, 1996. Columbia Bancorp's Form S-4/3rd Amended is hereby incorporated herein by this reference.

         (a) Exhibits.

                  99(a) Press Release dated June 14, 1996 issued by Columbia
                        Bancorp to announce the closing of the transaction.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       COLUMBIA BANCORP

Dated: June 24, 1996
                                /s/
                                -----------------------------------------------
                                Terry L. Cochran, President and Chief Executive Officer, Director (Columbia Bancorp and Columbia River Banking Company)


Dated: June 24, 1996
                                /s/
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                                Richard J. Croghan,  Chief Financial Officer and
                                Principal Accounting Officer, Columbia River
                                Banking Company; Acting Principal Financial
                                Officer and Acting Principal Accounting Officer, Columbia Bancorp